Exhibit 99.1

101 Gateway Centre Parkway ▪ Richmond, Virginia 23235 ▪Telephone: (804) 267-8000 ▪ Fax: (804) 267-8850 ▪Website: www.landam.com

FOR IMMEDIATE RELEASE:	CONTACTS:
October 26, 2005	Robert W. Sullivan	Lloyd Osgood
	SVP - Investor Relations	SVP - Corporate Communications
	(804) 267-8703	(804) 267-8133

LandAmerica Reports Record Operating Revenue
for Third Quarter 2005 of More Than $1 Billion

Richmond, VA, October 26, 2005 - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, today reported operating results for the third quarter ended September 30, 2005.

	Third Quarter 2005		Third Quarter 2004
	As Reported	As Adjusted*	As Reported

Operating revenue	$1,021.2 Million	$1,021.2 Million	$858.2 Million
Net income	$41.6 Million	$64.2 Million	$33.5 Million
Net income per diluted share	$2.31	$3.57	$1.88

	Nine Months 2005		Nine Months 2004
	As Reported	As Adjusted*	As Reported

Operating revenue	$2,792.2 Million	$2,759.5 Million	$2,521.9 Million
Net income	$99.5 Million	$123.8 Million	$115.9 Million
Net income per diluted share	$5.56	$6.92	$6.31

* Adjusted to exclude the impact of tax and flood deferred revenue acceleration, intangible write off, and certain legal reserves; see Reconciliation of Non-GAAP Measures - Results from Operations below.

FINANCIAL HIGHLIGHTS

•
The Company had record consolidated operating revenue for third quarter 2005 of $1,021.2 million, an increase of $163.0 million, or 19.0%, over third quarter 2004. Acquisitions completed since September 30, 2004, contributed approximately $20.5 million to this increase.

•	Operating revenue for the Title Operations segment for third quarter 2005 was $955.6 million, an increase of $146.8 million, or 18.2%, over third quarter 2004.

•	Direct orders opened were 341,800 for third quarter 2005 compared to 285,500 for third quarter 2004, an increase of 19.7%, over third quarter 2004.

•	Operating revenue for the Lender Services segment increased 7.7% to $36.5 million for third quarter 2005 over third quarter 2004.

•
During the quarter ended September 30, 2005, the Company repurchased approximately 480,000 shares for $29.2 million, at an average price of $60.87 per share, which brings the year-to-date share repurchases to 650,400 shares at an average price of $58.87 per share.

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LandAmerica Reports Record Results for Third Quarter 2005

“I am pleased to report record operating revenue for LandAmerica this quarter. For the first time, LandAmerica crossed the billion dollar mark in quarterly operating revenue,” said President and Chief Executive Officer Theodore L. Chandler, Jr. “Over 90% of our revenue comes from our Title Operations segment, which in this quarter produced operating income before taxes at the highest level in the company’s history. Our company is built on the strength of the U.S. real estate economy. Current favorable market conditions, combined with strong revenue generation and expense control actions in our title operations, positively impacted our performance this quarter.”

SEGMENT RESULTS

Title Operations

Operating revenue from direct title operations for third quarter 2005 increased $100.1 million, or 28.4%, over third quarter 2004 and $151.1 million, or 14.5%, for the first nine months of 2005 over the comparable period in 2004. Acquisitions completed since September 30, 2004 contributed approximately $7.7 million to the increase in operating revenue from direct operations for third quarter 2005 and approximately $35.7 million for the first nine months of 2005.

During third quarter and the first nine months of 2005, the Company continued to experience strong commercial and buy/sell activity. Title insurance revenue from commercial operations, which the Company has typically defined as being premiums from policies providing coverage over $1 million in liability, was $253.0 million for third quarter 2005, an increase of 31.8%, over third quarter 2004. For the nine months ended September 30, 2005, refinance activity was relatively flat over the prior year period but increased significantly in third quarter 2005 relative to third quarter 2004 as interest rates remained low during the quarter.

Closed orders for third quarter 2005 for the Company’s direct title operations were 268,700, with an average fee per closed order of approximately $1,682, compared to 213,800 for third quarter 2004, with an average fee per closed order of approximately $1,646.  Closed orders for the first nine months of 2005 were 710,700, with an average fee per closed order of approximately $1,678, compared to 695,800 for the first nine months of 2004, with an average fee per closed order of approximately $1,497.

Operating revenue from agency title operations increased $46.7 million, or 10.2%, for third quarter 2005 over third quarter 2004 due to growth in the agency business, particularly in certain southeastern and western markets. Operating revenue from agency title operations for the first nine months of 2005 increased $44.7 million, or 3.4%, over the comparable prior-year period. This increase was due to growth in the agency business partially offset by acquisitions of title agencies reflected as direct revenue in the first half of 2005 and reduced levels of refinancing activity. Agents’ commissions as a percent of agency revenue were approximately 80% for third quarter and the first nine months of 2005 and 2004.

The claims provision as a percent of operating revenue for the Title Operations segment was approximately 5.5% for the quarters ended September 30, 2005 and 2004.

Operating income before taxes for third quarter 2005 was a record $118.1 million compared to $73.8 million for third quarter 2004. As a percent of operating revenue, operating income before taxes was 12.4% for third quarter 2005 compared to 9.1% for third quarter 2004. Operating income before taxes for the first nine months of 2005 was $226.2 million compared to $233.9 million for the first nine months of 2004. As a percent of operating revenue, operating income before taxes was 8.8% for the first nine months of 2005 compared to 9.9% for the first nine months of 2004. Included in the results for the first nine months of 2005 were increased legal and regulatory costs of $35.1 million.

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LandAmerica Reports Record Results for Third Quarter 2005

Lender Services

Operating revenue in the Lender Services segment for third quarter 2005 increased $2.6 million, or 7.7%, compared to third quarter 2004.  Acquisitions completed since September 30, 2004, contributed approximately $5.7 million to the increase in operating revenue for third quarter 2005. After the impact of acquisitions, operating revenue for third quarter 2005 was negatively impacted by the loss of three tax customers in the tax and flood business during the first half of 2005 and lower volume in the credit services business, partially offset by strong volume in the default services business.

Operating revenue in the Lender Services segment for the first nine months of 2005 increased $35.4 million, or 31.7%, compared to the first nine months of 2004.  Acquisitions completed since September 30, 2004 and the recognition of deferred revenue from terminated tax servicing contracts in the Company’s tax and flood business contributed approximately $18.0 million and $32.7 million to the increase in operating revenue for the first nine months of 2005, respectively. After the impact of these items, operating revenue for the first nine months of 2005 was negatively impacted by lower volume in the credit services and tax and flood businesses partially offset by increased volume in the default services business.

Salaries and employee benefits for third quarter 2005 were $18.5 million, an increase of $2.0 million over third quarter 2004, and $56.7 million for the first nine months of 2005, an increase of $8.6 million over the first nine months of 2004. Acquisitions completed since September 30, 2004, contributed approximately $2.8 million to the increase for third quarter 2005 and $9.0 million for the first nine months of 2005. After the impact of acquisitions, salaries and employee benefit costs decreased due to reductions in Full Time Equivalent (FTE) counts in the credit services and tax and flood businesses partially offset by increased FTEs in the default services business.

Operating income before taxes for third quarter 2005 was $(40.9) million compared to $(2.3) million for third quarter 2004. Operating income before taxes for the first nine months of 2005 was $(15.1) million compared to $2.3 million for first nine months of 2004. Included in the results for the third quarter and first nine months of 2005 was $37.6 million for the write off of a portion of the customer relationship intangible asset from the acquisition of the tax and flood business. In addition, the first nine months of 2005 included the recognition of deferred revenue from terminated servicing contracts in the Company’s tax and flood business of $32.7 million.

Financial Services

The Financial Services segment had operating income before taxes of $3.7 million for third quarter 2005 compared to $2.5 million for third quarter 2004 and operating income before taxes of $9.4 million for the first nine months of 2005 compared to $7.0 million in the first nine months of 2004.  These increases were due to growth in the loan and investment portfolio which exceeded the increase in interest-bearing liabilities.

Corporate and Other

Operating revenue in the Corporate and Other segment increased by approximately $13.4 million, or 87.6%, in third quarter 2005 over third quarter 2004. Operating revenue in the Corporate and Other segment for the first nine months of 2005 increased $38.8 million, or 101.6%, compared to the first nine months of 2004. Acquisitions completed since September 30, 2004, contributed approximately $7.1 million to the increase in third quarter 2005 and $27.5 million in the first nine months of 2005. After the impact of acquisitions, operating revenue was favorably impacted by an increase in revenue in the commercial appraisal and assessment businesses.

Operating income before taxes for third quarter 2005 was $(18.3) million compared to $(21.7) million for third quarter 2004. Operating income before taxes for the first nine months of 2005 was $(61.1) million compared to $(63.8) million for the first nine months of 2004. Acquisitions completed since September 30, 2004, contributed $1.1 million to operating income before taxes for third quarter 2005 and $4.6 million to operating income before taxes for the first nine months of 2005.

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LandAmerica Reports Record Results for Third Quarter 2005

The Company will host a conference call for analysts and shareholders on Thursday, October 27, 2005, at 10:00 AM ET to discuss third quarter results. Those wishing to participate in the conference call should dial 1-888-577-8991 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica.” The call will be broadcast simultaneously over the internet via LandAmerica’s website (www.landam.com) in the Calendar of Events area located within Investor/Financial Information. Additionally, an audio archive of the call can be accessed through February 2006 via LandAmerica’s website starting two hours after the completion of the live call.

About LandAmerica Financial Group, Inc.
Headquartered in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 800 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe.

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LandAmerica Reports Record Results for Third Quarter 2005

Segment Results
(In millions)

	Quarter ended September 30, 2005
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$452.0	$36.5	$0.4	$28.7	$517.6
Agency revenue	503.6	-	-	-	503.6
Total operating revenue	955.6	36.5	0.4	28.7	1,021.2
Investment income	14.3	0.3	7.8	1.9	24.3
Total revenue	969.9	36.8	8.2	30.6	1,045.5
Agents’ commissions	402.7	-	-	-	402.7
Salaries and employee benefits	255.4	18.5	0.6	18.6	293.1
Claims provision	52.3	-	-	3.1	55.4
Amortization of intangibles	2.9	3.8	-	0.9	7.6
Write off of intangible and other long-lived assets	-	37.6	-	-	37.6
Other expenses	138.5	17.8	3.9	26.3	186.5
Operating income before taxes	$118.1	$(40.9)	$3.7	$(18.3)	$62.6

	Quarter ended September 30, 2004
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$351.9	$33.9	$0.2	$15.3	$401.3
Agency revenue	456.9	-	-	-	456.9
Total operating revenue	808.8	33.9	0.2	15.3	858.2
Investment income	11.4	0.3	5.2	1.4	18.3
Total revenue	820.2	34.2	5.4	16.7	876.5
Agents’ commissions	366.1	-	-	-	366.1
Salaries and employee benefits	214.6	16.5	0.6	17.1	248.8
Claims provision	44.8	-	-	0.9	45.7
Amortization of intangibles	2.9	3.3	-	0.8	7.0
Other expenses	118.0	16.7	2.3	19.6	156.6
Operating income before taxes	$73.8	$(2.3)	$2.5	$(21.7)	$52.3

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LandAmerica Reports Record Results for Third Quarter 2005

Segment Results
(In millions)

	Nine months ended September 30, 2005
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$1,192.8	$146.9	$0.8	$77.0	$1,417.5
Agency revenue	1,374.7	-	-	-	1,374.7
Total operating revenue	2,567.5	146.9	0.8	77.0	2,792.2
Investment income	39.2	0.9	20.9	5.0	66.0
Total revenue	2,606.7	147.8	21.7	82.0	2,858.2
Agents’ commissions	1,098.9	-	-	-	1,098.9
Salaries and employee benefits	711.4	56.7	1.8	53.4	823.3
Claims provision	147.1	-	-	8.4	155.5
Amortization of intangibles	8.2	11.4	0.2	2.5	22.3
Write off of intangible and other long-lived assets	-	37.6	-	-	37.6
Other expenses	414.9	57.2	10.3	78.8	561.2
Operating income before taxes	$226.2	$(15.1)	$9.4	$(61.1)	$159.4

	Nine months ended September 30, 2004
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$1,041.7	$111.5	$0.5	$38.2	$1,191.9
Agency revenue	1,330.0	-	-	-	1,330.0
Total operating revenue	2,371.7	111.5	0.5	38.2	2,521.9
Investment income	36.8	0.6	15.1	3.6	56.1
Total revenue	2,408.5	112.1	15.6	41.8	2,578.0
Agents’ commissions	1,065.2	-	-	-	1,065.2
Salaries and employee benefits	625.4	48.1	1.6	43.9	719.0
Claims provision	130.5	-	-	0.9	131.4
Amortization of intangibles	5.4	9.9	0.2	1.8	17.3
Other expenses	348.1	51.8	6.8	59.0	465.7
Operating income before taxes	$233.9	$2.3	$7.0	$(63.8)	$179.4

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LandAmerica Reports Record Results for Third Quarter 2005

Summary of Operations
(In millions, except per share data and order information)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Operating revenue	$1,021.2	$858.2	$2,792.2	$2,521.9
Investment and other income	22.4	18.3	63.0	51.9
Net realized investment gains	1.9	-	3.0	4.2
TOTAL REVENUE	1,045.5	876.5	2,858.2	2,578.0
Agents’ commissions	402.7	366.1	1,098.9	1,065.2
Salaries and employee benefits	293.1	248.8	823.3	719.0
General, administrative and other	165.5	140.3	503.9	416.1
Provision for policy and contract claims	55.4	45.7	155.5	131.4
Premium taxes	12.2	9.9	32.5	30.4
Interest expense	8.8	6.4	24.8	19.2
Amortization of intangibles	7.6	7.0	22.3	17.3
Write off of intangible and other long-lived assets	37.6	-	37.6	-
TOTAL EXPENSES	982.9	824.2	2,698.8	2,398.6
Income before income taxes	62.6	52.3	159.4	179.4
Income tax expense	21.0	18.8	59.9	63.5
Net income	$41.6	$33.5	$99.5	$115.9
Net income per common share	$2.37	$1.90	$5.63	$6.36
Weighted average number of common shares outstanding	17.6	17.7	17.7	18.2
Net income per common share assuming dilution	$2.31	$1.88	$5.56	$6.31
Weighted average number of common shares outstanding assuming dilution	18.0	17.8	17.9	18.4
Other selected information:
Cash flow from operations	$146.0	$36.2	$267.5	$171.0
Direct orders opened (in thousands):
July	108.9	93.5
August	124.5	96.6
September	108.4	95.4
Total direct orders opened	341.8	285.5	980.4	962.8
Total direct orders closed	268.7	213.8	710.7	695.8

	September 30,	December 31,
	2005	2004

Cash and investments	$1,743.9	$1,509.3
Total assets	3,571.8	3,290.0
Policy and contract claims	762.9	715.5
Notes payable	468.0	465.4
Deferred service arrangements	206.5	202.4
Shareholders’ equity	1,197.0	1,151.1
Book value per share attributable to common shareholders	68.01	64.09
Book value per share attributable to intangibles	42.50	43.51
Tangible book value per share attributable to common shareholders	25.51	20.58

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LandAmerica Reports Record Results for Third Quarter 2005

Reconciliation of Non-GAAP Measures
(In millions)

PRBDA
The Company evaluates the results of its Lender Services segment on the basis of pretax income before net revenue deferrals and amortization (“PRBDA”). Adjusted operating revenue represents operating revenue adjusted for the impact of net revenue deferrals. PRBDA margin represents PRBDA divided by operating revenue adjusted for net revenue deferrals. PRBDA and PRBDA margin are not measures of performance defined by GAAP and should not be considered in isolation or as a substitute for operating income or cash flows provided by operating activities, which have been prepared in accordance with GAAP. PRBDA and PRBDA margin, as presented, may not be comparable to the calculation of similarly titled measures reported by other companies. We believe that PRBDA and PRBDA margins provide useful information to investors because they are indicators of operating and cash flow performance for those businesses where we have life of loan servicing requirements, which have been burdened in the short run with amortization expense related to intangibles acquired with the businesses. While amortization expense is an operating expense under GAAP, these expenses represent the non-current allocation of intangible assets acquired in prior periods. Additionally, while net revenue deferrals are a reduction of revenue and profits in the current period, these reductions represent a non-cash allocation of revenue to future periods for ongoing monitoring of certain of the Company’s flood and tax servicing products. Reconciliations of these financial measures to Lender Services operating results are as follows:

	Quarter ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Operating revenue	$36.5	$33.9	$146.9	$111.5
Change in net revenue deferrals	11.7	8.5	(0.9)	20.8
Adjusted operating revenue	48.2	42.4	146.0	132.3

Pretax earnings	$(40.9)	$(2.3)	$(15.1)	$2.3
Change in net revenue deferrals	11.7	8.5	(0.9)	20.8
Add back:
Amortization expense	3.8	3.3	11.4	9.9
Write off of intangible and other long-lived assets	37.6	-	37.6	-
PRBDA	12.2	9.5	33.0	33.0
PRBDA to adjusted operating revenue margin	25.3%	22.4%	22.6%	24.9%

Results from Operations
To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company uses additional non-GAAP measures of operating revenue, income before income taxes, net income, and earnings per common share adjusted to exclude certain costs, expenses, gains or losses it believes appropriate to enhance an overall understanding of the Company’s past financial performance and also its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting future periods. Adjusted operating revenue, income before income taxes, adjusted net income, and adjusted earnings per common share assuming dilution are not measures of performance defined by GAAP and should not be considered in isolation or as a substitute for operating revenue, income before income taxes, net income, or earnings per common share assuming dilution, which have been prepared in accordance with GAAP. Reconciliations of these financial measures to consolidated operating results are as follows:

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LandAmerica Reports Record Results for Third Quarter 2005

Reconciliation of Non-GAAP Measures
(In millions)

	Quarter ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Operating revenue, as reported	$1,021.2	$858.2	$2,792.2	$2,521.9
Deduct:
Recognition of deferred income	-	-	(32.7)	-
Adjusted operating revenue	1,021.2	858.2	2,759.5	2,521.9

Income before income taxes, as reported	$62.6	$52.3	$159.4	$179.4
Add back:
Write off of intangible and other long-lived assets	37.6	-	37.6	-
Regulatory legal reserve	-	-	19.0	-
Settlement of class action suit	-	-	10.3	-
	37.6	-	66.9	-
Deduct:
Recognition of deferred income	-	-	(32.7)	-
Adjusted income before income taxes	100.2	52.3	193.6	179.4

Net income, as reported	$41.6	$33.5	$99.5	$115.9
Add back:
Write off of intangible and other long-lived assets	22.6	-	22.6	-
Regulatory legal reserve	-	-	14.6	-
Settlement of class action suit	-	-	6.7	-
	22.6	-	43.9	-
Deduct:
Recognition of deferred income	-	-	(19.6)	-
Adjusted net income	64.2	33.5	123.8	115.9

Net income per common share assuming dilution, as reported	$2.31	$1.88	$5.56	$6.31
Add back:
Write off of intangible and other long-lived assets	1.26	-	1.26	-
Regulatory legal reserve	-	-	0.82	-
Settlement of class action suit	-	-	0.37	-
	1.26	-	2.45	-
Deduct:
Recognition of deferred income	-	-	(1.09)	-
Adjusted net income per common share assuming dilution	3.57	1.88	6.92	6.31

The Company cautions readers that the statements contained herein regarding the Company's future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) the Company's results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) the Company's inability to manage successfully its acquisitions of complementary businesses could adversely affect the Company's business, operating results, and financial condition; (iii) competition in the Company's industry affects its revenue; (iv) significant industry changes and new product and service introductions require timely and cost-effective responses; (v) the Company may not succeed in implementing its strategy of becoming a major provider of real estate transaction management services; (vi) the Company's insurance and banking subsidiaries are subject to government regulation; and (vii) the Company's litigation risks include substantial claims by large classes of claimants. For more details on factors that could affect expectations, see the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

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